EXHIBIT 5

                                      August 23, 1995

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, DC  20549-1004

        Re:  Newell Co. - Registration Statement on Form S-8

   Ladies and Gentlemen:

        We are acting as counsel for Newell Co., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of an additional 500,000 shares of the Company's common stock, $1.00 par value, and the related Preferred Stock Purchase Rights attached thereto (collectively, the "Stock"), issuable pursuant to The Newell Long-Term Savings and Investment Plan (the "Plan"), together with the related interests in the Plan.

        In this connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, it is our opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable. We draw to your attention, however, that the Wisconsin Supreme Court has held that the provisions of a predecessor of Section 180.0622 of the Wisconsin Business Corporation Law relating to shareholders' liability for employee wages are applicable to foreign corporations qualified to do business in the State of Wisconsin, such as the Company.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE

                                 By:  /s/  Linda Jeffries Wight
                                 ===============================
                                           Linda Jeffries Wight

   LJW:ag
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